UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021

Lottery.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38508	81-1996183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20808 State Hwy 71 W, Unit B

Spicewood, Texas 78669

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 592-2451

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LTRY	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant.

As previously disclosed, on October 29, 2021, Trident Acquisitions Corp. (“TDAC” and after the Business Combination described herein renamed “Lottery.com Inc.”, the “Company”), consummated the previously announced business combination pursuant to the terms of the Business Combination Agreement, dated as of February 21, 2021 (the “Business Combination Agreement”), by and among TDAC, Trident Merger Sub II Corp., a wholly-owned subsidiary of TDAC (“Merger Sub”), and AutoLotto, Inc. (“AutoLotto”). Pursuant to the terms of the Business Combination Agreement, Merger Sub merged with and into AutoLotto with AutoLotto surviving the merger as a wholly owned subsidiary of TDAC, which was renamed “Lottery.com Inc.” immediately prior to the Closing (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

On November 10, 2021, the Audit Committee of the board of directors of the Company approved the engagement of Armanino LLP (“Armanino”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2021, and dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm.

The reports of Marcum on TDAC’s financial statements as of and for the fiscal years ended December 31, 2020 and December 31, 2019, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During TDAC’s fiscal years ended December 31, 2020, December 31, 2019 and during the subsequent interim period through November 10, 2021, the date of dismissal of Marcum, there were no disagreements between TDAC or the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During TDAC’s fiscal year ending December 31, 2020, December 31, 2019 and during the subsequent interim period through November 10, 2021, the date of dismissal of Marcum, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended) other than the material weakness in internal controls identified by management related to evaluating complex accounting issues relating to the warrants issued in connection with TDAC’s initial public offering, which resulted in the restatement of TDAC’s financial statements as set forth in TDAC’s Form 10-K/A for the year ended December 31, 2020, as filed with the SEC on June 28, 2021.

The Company has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter dated November 12, 2021 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Marcum LLP to the SEC, dated November 12, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOTTERY.COM INC.

	By:	/s/ Kathryn Lever
Dated: November 15, 2021		Name:	Kathryn Lever
		Title:	Chief Legal Officer

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